Exhibit 23.1

                         [LETTERHEAD OF EIDEBAILLY LLP)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Traffic Technology, Inc. on Form 10-SB of our report dated February 26, 2002 relating to the financial statements as of and for the years ended December 31, 2001 and 2000 and for the period from May 15, 1998 (inception), to December 31, 2001, appearing within this Registration Statement.

/s/ Eide Bailly LLP

Eide Bailly LLP
Phoenix, Arizona

April 12, 2002